UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael Foliano, Senior Vice President of Finance and Chief Financial Officer

On March 27, 2023, Michael Foliano, Senior Vice President of Finance and Chief Financial Officer of ADTRAN Holdings, Inc. (the “Company”), notified the Company of his intent to retire from the Company, effective June 28, 2023 (the “Retirement Date”). Mr. Foliano will continue to serve in his role as Chief Financial Officer of the Company through April 30, 2023 and will remain an employee through the Retirement Date.

Appointment of Ulrich Dopfer as Chief Financial Officer

In connection with Mr. Foliano’s retirement, on March 27, 2023, the Board of Directors of the Company appointed Ulrich Dopfer as Chief Financial Officer of the Company, effective May 1, 2023. Mr. Dopfer, age 49, has served as the Chief Financial Officer of the Company’s majority-owned subsidiary, ADVA Optical Networking SE (“ADVA”), since January 2015. Previously, Mr. Dopfer joined ADVA in March 2004 and held various positions, including Vice President of Financial Planning & Analysis and Corporate Services prior to becoming Chief Financial Officer. Mr. Dopfer holds a degree in Business Administration from Verwaltungs- und Wirtschaftsakademie in Munich, Germany.

Mr. Dopfer is party to an employment agreement with ADVA, dated January 28, 2015, and as further amended to extend the expiration date through December 31, 2024 (as amended, the “Employment Agreement”). The Employment Agreement provides that Mr. Dopfer will receive an annual base salary of $300,000 (the “Current Base Salary”). ADVA’s management board compensation system is currently being adjusted by the supervisory board of ADVA (the “Supervisory Board”) as a result of the Domination and Profit and Loss Transfer Agreement between the Company and ADVA and is subject to shareholder approval at ADVA’s General Meeting to be held on May 24, 2023 (the “General Meeting”). The Employment Agreement provides that Mr. Dopfer will be eligible under the adjusted management board compensation system to receive yearly annual and/or long-term fixed or variable bonuses, as well as such equity awards as determined by the Supervisory Board. Should ADVA’s adjusted management board compensation system not be approved at the General Meeting, Mr. Dopfer will be entitled to the Current Base Salary and any other remuneration currently agreed to in accordance with the ADVA’s remuneration system approved by ADVA’s general meeting on May 19, 2021. This includes (i) an annual short term variable remuneration award, paid in cash, (ii) a long-term incentive award of performance share units, based upon ADVA’s share price over a four-year performance period, and (iii) stock options with a vesting period of four years and an exercise window of seven years. The Employment Agreement also provides for Mr. Dopfer to receive certain additional benefits, including a car allowance and 27 vacation days per year.

The Employment Agreement generally provides that, in the event that Mr. Dopfer is prevented from performing his duties due to illness or any other inability to work, then he shall continue to be paid his base salary for a period of six months and will be entitled to a bonus subject to the Supervisory Board’s approval. Mr. Dopfer may continue to receive his salary under certain limited circumstances in the event he is unable to work for more than six months. Furthermore, in the event of Mr. Dopfer’s death, his beneficiaries (including his widow or his under aged children or his children either in school or in vocational training) will receive a payment equal to four months of Mr. Dopfer’s salary, as well as a pro-rated portion of his bonus payment. The Employment Agreement also includes certain restrictive covenants, including confidentiality and invention assignment provisions.

Mr. Dopfer additionally holds options to purchase shares of common stock of the Company. Such options were originally options to purchase no-par value bearer shares of ADVA and were granted under award agreements with ADVA, but were converted into options to purchase shares of the Company (each such option, an “Assumed Option”) in connection with the completion of the Company’s voluntary public exchange takeover offer to holders of ADVA shares in July 2022 (the “Exchange Offer”). The exercise price for each Assumed Option is equal to (i) the exercise price of the ADVA option immediately prior to the consummation of the Exchange Offer multiplied by (ii) 0.8244 (and converted into United States dollars). The Assumed Options are generally governed by the same terms and conditions as those that apply to options outstanding under the ADTRAN 2015 Employee Stock Incentive Plan, except for the vesting requirements and expiration terms of the Assumed Options.

There are no arrangements or understandings between Mr. Dopfer and any other persons pursuant to which he was appointed as the Company’s Chief Financial Officer. There is no family relationship existing between Mr. Dopfer and any executive officer or director of the Company, and there are no related party transactions between the Company and Mr. Dopfer that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The foregoing descriptions of the Employment Agreement and the Assumed Options are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Summary of Terms of Assumed Options, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Employment Agreement, dated January 28, 2015, and Amendment Nos. 1-9, by and between ADVA Optical Networking SE and Ulrich Dopfer

10.2	Summary of Terms of Assumed Options (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 filed July 11, 2022)

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023	ADTRAN Holdings, Inc.

	By:	/s/ Michael Foliano
Michael Foliano Chief Financial Officer